Exhibit 10.8

AMENDMENT NO. 7 TO THIRD AMENDED

AND RESTATED GAMING MANAGEMENT AGREEMENT

This Amendment No. 7 to Third Amended and Restated Gaming Management Agreement made and entered into as of this 4th day of September, 2003, at Concho, Oklahoma, by and between THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA, a federally recognized Indian tribe organized pursuant to Section 3 of the Act of June 26, 1936 (49 Stat. 1967) by and through its duly elected Business Committee (hereinafter referred to as the “Tribe”), and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation with its principal place of business located in Minneapolis, Minnesota (hereinafter referred to as “Manager”).

WITNESSETH:

WHEREAS, the Tribe and the Manager are parties to the Third Amended and Restated Gaming Management Agreement dated June 16, 1995 (the “Agreement”), for the operation of a Class II gaming facility at the location described in the Agreement, which Agreement was amended by Amendment No. 1 dated November 21, 1996, and subsequently withdrawn on February 20, 1997, and further amended by Amendment No. 2 dated June 5, 1999, Amendment No. 3 dated November 13, 2000, and Amendment No. 6 dated July 10, 2003; and

WHEREAS, Amendments No. 4 and 5 were proposed but never adopted; and

WHEREAS, Amendment No. 6 was adopted but, pursuant to the request of the National Indian Gaming Commission, Amendment No. 6 is being replaced by Amendment No. 7 with respect to the Tribe’s Concho and Clinton locations and by Amendment No. 8 with respect to the Tribe’s proposed Canton, Oklahoma location; and

WHEREAS, pursuant to the Tribe’s request, Manager has purchased and agrees to contribute to the Tribe the approximately 1,465 acre site near Chivington, Colorado, which includes the historic Sand Creek Massacre site which is of vital historical, emotional and religious importance to the Tribe; and

WHEREAS, as a result of the foregoing, Tribe and Manager desire to amend the Agreement as set forth below.

NOW, THEREFORE, it is agreed by the parties as follows:

1.             All capitalized terms not otherwise defined herein shall have the definitions contained in the Agreement.

2.             Section 2.4 of the Agreement is hereby amended by deleting the first sentence of said section and replacing it with the following sentence:

“This Agreement shall be for an initial term commencing on May 20, 1994 and ending May 19, 2001, which term was extended for an additional three-year period ending May 19, 2004, and which term shall be further extended with respect to the Tribe’s Concho and Clinton facilities for an additional three-year period commencing May 20, 2004 and ending May 19, 2007.”

3.             Section 6.1 of the Agreement is hereby amended by deleting the first sentence of said section and replacing it with the following:

“In consideration of the continued performance of the duties and obligations assumed by Manager hereunder, together with Manager’s contribution to the Tribe of the 1,465 acre site near Chivington, Colorado that includes the historic Sand Creek Massacre site, Manager shall be compensated with respect to the Concho and Clinton operations for the period commencing May 20, 2004 and ending May 19, 2007 in an amount equal to the sum of twenty percent (20%) of Net Revenues plus twenty percent (20%) of Non-Gaming Net Revenues from such Concho and Clinton operations.”

4.             All other terms and conditions of the Agreement, as amended, shall remain in full force and effect.

ACKNOWLEDGMENT

THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA, acting by and through its delegated representative, Robert P. Tabor, and SOUTHWEST CASINO AND HOTEL CORP. by its President hereby agree to the foregoing Amendment No. 7 to the Third Amended and Restated Gaming Management Agreement by and between THE CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA and SOUTHWEST CASINO AND HOTEL CORP. with an effective date as defined in Section 19.8 of the Agreement.

IN WITNESS WHEREOF, we have set our hands this 4th day of September, 2003 at Concho, Oklahoma.

CHEYENNE AND ARAPAHO TRIBES OF OKLAHOMA
By and through its delegated representative

/s/ Robert P. Tabor

ATTEST:

/s/ Vinita Sanbey

SOUTHWEST CASINO AND HOTEL CORP.

By

/s/ James B. Druck

James B. Druck, President

ATTEST:

/s/ Janet S. Smith